As filed with the Securities and Exchange Commission on November 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORTEVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4979096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

974 Centre Road

Wilmington, Delaware 19805

(302) 485-3000

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corteva, Inc. Global Omnibus Employee Stock Purchase Plan

(Full Title of the Plans)

Cornel B. Fuerer

Senior Vice President, General Counsel and Secretary

Corteva, Inc.

974 Centre Road

Wilmington, Delaware 19805

(302) 485-3000

(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copies to:

Nicholas A. Dorsey

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Telephone: (212) 474-1000

Facsimile: (212) 474-3700

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share	5,000,000	$33.47	$167,350,000	$ 18,257.89

(1)

Under Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock that may be issued or become issuable under the above-named plan by reason of any stock split, stock dividend or other similar transaction.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices per share of Common Stock, as reported on the New York Stock Exchange on November 2, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Corteva, Inc., a Delaware corporation (the “Registrant”), to register 5,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Registrant which have been reserved for issuance under the Corteva, Inc. Global Omnibus Employee Stock Purchase Plan (the “Plan”). The Plan was approved by the board of directors of the Registrant on March 6, 2020, subject to approval by the Registrant’s shareholders. At the Registrant’s annual meeting of shareholders held on April 28, 2020, its shareholders approved the Plan.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participating employees as specified by Rule 428(b) under the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission (File No. 001-38710) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof (except for any portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission):

(a)	The Registrant’s Annual Report on Form 10-K filed with the Commission on February 14, 2020;

(b)	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 7, 2020, August 6, 2020 and November 5, 2020;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 18, 2020, February 24, 2020, February 25, 2020, April 30, 2020 and May 15, 2020.
(d)

The description of the Registrant’s Common Stock, which is contained in the Registrant’s registration statement on Form 10 (File No. 001-38710) filed on October 18, 2018, including any amendments or reports filed for purposes of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (unless expressly incorporated into this Registration Statement, any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission subsequent to the date hereof shall not be incorporated by reference into this Registration Statement).

Any statement contained in a document which is incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference in this Registration Statement or in any document that the Registrant files after the date of this Registration Statement that also is incorporated by reference in this Registration Statement modifies or supersedes the prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4.	Description of Securities.

The Common Stock is registered under Section 12(b) of the Exchange Act.

Item 5.	Interest of Named Experts and Counsel.

The validity of the issuance of the Common Stock offered hereby has been passed on by Cornel B. Fuerer, Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Fuerer beneficially owns 18,443 shares of Common Stock, and has the right to acquire beneficial ownership of 49,839 shares of Common Stock within 60 days of filing this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The Registrant’s Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference, and Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference, provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL. The Registrant also has indemnification agreements with its directors and officers. In addition, the Registrant maintains liability insurance for its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of Corteva, Inc. (incorporated by reference to Exhibit No. 3.1 to Corteva’s Current Report on Form 8-K (Commission file number 001-38710), filed on June 3, 2019).

4.2	Amended and Restated Bylaws of Corteva, Inc. (incorporated by reference to Exhibit No. 3.1 to Corteva’s Current Report on Form 8-K (Commission file number 001-38710), filed on October 10, 2019).

4.3*	Corteva, Inc. Global Omnibus Employee Stock Purchase Plan.

5.1*	Opinion of Counsel.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Counsel (included in Exhibit 5.1 hereto).

24*	Form of Power of Attorney.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on this 5th day of November 2020.

Corteva, Inc.

By:	/s/ Gregory R. Friedman
Name:	Gregory R. Friedman
Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ James C. Collins, Jr. James C. Collins, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2020

/s/ Gregory R. Friedman Gregory R. Friedman	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	November 5, 2020

/s/ Brian Titus Brian Titus	Vice President, Controller (Principal Accounting Officer)	November 5, 2020

* Gregory R. Page	Chair	November 5, 2020

* Lamberto Andreotti	Director	November 5, 2020

* Robert A. Brown	Director	November 5, 2020

* Klaus Engel	Director	November 5, 2020

* Michael O. Johanns	Director	November 5, 2020

* Lois D. Juliber	Director	November 5, 2020

* Rebecca B. Liebert	Director	November 5, 2020

* Marcos M. Lutz	Director	November 5, 2020

* Nayaki Nayyar	Director	November 5, 2020

Signature	Title	Date

* Lee M. Thomas	Director	November 5, 2020

* Patrick J. Ward	Director	November 5, 2020

*	Pursuant to power of attorney.

/s/ Gregory R. Friedman
Attorney-in-fact